UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of
earliest event reported):     November 25, 2003

                            Brown-Forman Corporation
             (Exact name of registrant as specified in its charter)

   Delaware                    1-123              61-0143150
(State or other            (Commission         (I.R.S. Employer
 jurisdiction of            File Number)       Identification No.)
 incorporation)

 850 Dixie Highway, Louisville, Kentucky           40210
(Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code (502) 585-1100

Item 7.  Financial Statements and Exhibits

 (a)      Not applicable.
 (b)      Not applicable.
 (c)      Exhibits.
          99.1     Press Release, dated November 25, 2003

Item 12. Results of Operations and Financial Condition

Brown-Forman Corporation issued a press release today reporting results of its operations for the quarter ended October 31, 2003. A copy of this Brown-Forman Corporation press release is attached hereto as Exhibit 99.1.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Brown-Forman Corporation
                                            (Registrant)


Date:   November 25, 2003                     By:  /s/ Nelea A. Absher
                                                Nelea A. Absher
                                                Vice President, Senior Counsel
                                                and Assistant Secretary



Exhibit  Index
99.1 Press Release, dated November 25, 2003, issued by Brown-Forman Corporation

                                                                 Exhibit 99.1

FOR IMMEDIATE RELEASE

BROWN-FORMAN REPORTS RECORD SECOND QUARTER EARNINGS

Louisville, KY, November 25, 2003 - Brown-Forman Corporation reported earnings per share for its second quarter ended October 31, 2003 of $1.45, up 23% from the same period last year. Higher quarterly earnings were driven by the company's March 2003 share repurchase, benefits from a weaker U.S. dollar, and solid profit growth for both Jack Daniel's and Southern Comfort. These increases were partially offset by lower profits from several of the company's wine brands, increased advertising investments for our spirits brands, and higher pension expenses. Second quarter operating profit for the Consumer Durables segment was even with last year.

The March 2003 share repurchase accounted for $0.12 of the quarter's increased earnings. Excluding this benefit, earnings increased $0.15 per share, or 13%. Management believes that disclosure of the increase in earnings per share excluding the benefit from the share repurchase is informative because it reflects the underlying operations of the company.

For the first six months of the fiscal year, earnings per share on a diluted basis were $1.96, up 15% from the same period last year. Year-to-date results benefited from the share repurchase ($0.14 per share), favorable foreign exchange trends, solid growth for both Jack Daniel's and Southern Comfort, and increased profits from the company's new distribution arrangement in the United Kingdom. These gains were partially offset by a charge of $0.11 per share to settle a lawsuit with Diageo Great Britain Limited involving the distribution of Jack Daniel's in the U.K., as well as lower profits from several of the company's wine brands and the Consumer Durables segment.

Beverages

In the second quarter, Beverage revenue increased 5% and gross profit increased 10%. Advertising expenses were up 16% in the quarter, as the company substantially increased investments behind its spirits brands. SG&A expenses were also up significantly in the quarter, as the segment recognized higher pension expenses and consolidated the financial results from both Finlandia Vodka Worldwide and Distillerie Tuoni e Canepa following these acquisitions in the second half of last fiscal year. Quarterly results were boosted by the absence of an operating loss recorded in the prior year's second quarter related to upfront advertising on Jack Daniel's Original Hard Cola, but were negatively impacted by significant increases in advertising on Finlandia Vodka, primarily related to the brand's re-launch in the U.S. As a result of these factors and the benefits from foreign exchange, segment operating income was up 14% for the quarter.

Global shipments for Jack Daniel's Tennessee Whiskey were down slightly for the quarter, but depletions were up in the mid-single digits, led by robust growth in both the United States and U.K. These gains were partially offset by weaker results in Japan and several countries in Continental Europe. (Depletions are shipments from wholesale distributors to retailers, and are commonly regarded in the wine and spirits industry as a better proxy for consumer demand.)

Worldwide shipments for Southern Comfort were also very strong, reflecting solid underlying growth in the U.K. and U.S., and domestic wholesalers adjusting inventories in advance of the holiday season. In addition to higher shipments, price increases in the U.S. boosted the brand's gross profit and operating income significantly. Global depletions were up in the low single digits for the quarter.

Shipments and depletions for Finlandia Vodka were also up in the quarter, as the company expanded its geographic distribution of the brand following last year's acquisition of a majority interest in Finlandia Vodka Worldwide.

The wine industry continues to face challenging times. Profitability for several of the company's wine brands declined for the quarter, reflecting lower volumes. These volume declines were somewhat offset by an improved gross profit margin and lower SG&A expenses. The company has expectations for a modest improvement in profitability from its wine brands this fiscal year, driven by slight improvement in the gross margin and lower operating expenses.

Consumer Durables

Net sales for Consumer Durables were up 4% for the quarter, with improved sales to department stores and through the segment's retail outlet stores. However, sales through the direct-to-consumer channel were down. Quarterly operating profit was flat compared with last year, as reductions in advertising and selling expenses were largely offset by higher pension costs. Although Consumer Durables full year performance is generally dependent upon the results of the holiday season, the company expects that overall segment earnings this fiscal year will be down due to continued softness in the direct-to-consumer channel.

Outlook

The company's full year 2004 earnings guidance of $4.10 to $4.30 per share remains unchanged. This projection includes the $0.11 per share charge incurred in the first quarter for the litigation settlement with Diageo Great Britain Limited. The company expects that higher earnings from its core spirits brands and the benefits from foreign exchange will continue to offset higher pension costs and weakness from the company's Consumer Durables segment.

Subsequent Events

On November 20, 2003, Directors of Brown-Forman Corporation approved a 2-for-1 stock split for all shares of Class A and Class B common stock, to be paid in the form of a stock dividend. Assuming that the company's stockholders authorize the additional shares of both classes of stock, the distribution of additional shares would be made to stockholders of record on or about January 8, 2004.

Simultaneously, the Board of Directors approved a 13.3% increase in its regular quarterly cash dividend, from 37.5 cents to 42.5 cents per share. If the stockholders approve the 2-for-1 stock split, subsequent quarterly cash dividend payments and earnings per share amounts will be divided in half to reflect the stock split.

Conference Call

The company will host a conference call to discuss second quarter results at 10:00 a.m. (EST) this morning. All interested parties in the U.S. are invited to join the conference by dialing 888-624-9285 and asking for the Brown-Forman call. International callers should dial 706-679-3410 and ask for the Brown-Forman call. No password is required. The company suggests that participants dial in approximately ten minutes in advance of the 10:00 a.m. start of the conference call.

A live audio broadcast of the conference call will also be available via Brown-Forman's Internet Web site, www.brown-forman.com, through a link to "Investor Information." For those unable to participate in the live call, a replay will be available by calling 800-642-1687 (U.S.) or 706-645-9291 (international). The identification code is 3882688. A digital audio recording of the conference call will also be available on the Web site approximately one hour after the conclusion of the conference call. Both replays will be available for 30 days after the conference call.

Strategic Update Meeting

Brown-Forman will be hosting a Strategic Update Meeting in Lynchburg, Tennessee on December 3, 2003, beginning at 10:00 a.m. (EST). Securities analysts and representatives from major institutional investor funds will meet senior Brown-Forman executives and hear them speak about recent strategic initiatives implemented by the company's business units. The morning session will conclude about noon and the afternoon session will begin at 2:00 p.m. (EST). A live Web cast of the meeting will be available via Brown-Forman's Internet Web site, www.brown-forman.com, through a link to "Investor Information." A digital audio recording and copies of the slides from the presentations will also be available on the Web site about four hours after the conclusion of the meeting. The replay will be available for 30 days.

Interested parties may also listen to the meeting by telephone. For the morning session (10:00 a.m. to noon, EST), those calling from the U.S. should dial 800-901-5213 and when prompted, key in identification code 86202034. International callers should dial 617-786-2962 and use the same code (86202034). For the afternoon session, which begins at 2:00 p.m. (EST), U.S. callers should dial 800-901-5241 and use identification code 57688700 to access the Brown-Forman Strategic Update Meeting. International callers should dial 617-786-2963 and use the same code (57688700).

For those unable to participate in the live call, a replay will be available by calling 888-286-8010 (U.S.) or 617-801-6888. The identification code for the replay of the morning session is 69967379 and the code for the replay of the afternoon session is 23540922.

Brown-Forman Corporation is a diversified producer and marketer of fine quality consumer products, including Jack Daniel's, Southern Comfort, Finlandia Vodka, Canadian Mist, Fetzer and Bolla Wines, Korbel California Champagnes, Lenox, Dansk, and Gorham tableware and giftware and Hartmann Luggage.

IMPORTANT NOTE ON FORWARD-LOOKING STATEMENTS:

This report contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words like "believe,"
"expect," "anticipate," and "project" identify a forward-looking statement, which speaks only as of the date the statement is made. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. These statements are subject to a number of important risks and uncertainties that could cause our actual results and experience to differ materially from the anticipated results or other expectations expressed. Such risks and uncertainties include changes in general economic conditions, political and social trends, and the uncertainties of litigation.

Our projections for our domestic beverage business assume that U.S. economic activity will continue at about the same pace as currently, and our earnings will be hurt if the economy weakens. Federal or state excise tax increases on spirits and wine would also depress our domestic beverage business. Profits from our international beverage business may be adversely affected if the U.S. dollar strengthens against other currencies or if economic conditions deteriorate in our principal export markets. As a leading exporter of American spirits brands, our foreign sales could be hurt as a result of anti-Americanism in response to the Iraq war or other international developments.

The long-term outlook for our beverage business is based in part on favorable demographic trends in the U.S. and many international markets for the sale of spirits and wine. We may not meet current expectations for our global beverage business if these demographic trends do not translate into corresponding sales increases. Profits could also be hurt by increases in the price of grain, grapes, or energy. Margins for our wine business are likely to stay low so long as the current oversupply of grapes continues. Attacks by anti-alcohol activists or legal or regulatory measures against beverage alcohol (including its advertising and promotion) could adversely affect sales.

Earnings from our consumer durables segment depend heavily on the state of the U.S. economy, as purchases of fine china and luggage are discretionary. The performance of our fine china dinnerware business depends on the health of major department stores, the primary distribution channel for these products, as well as further department store consolidation, a soft retail environment at outlet malls, and consumer response to direct mail. The Hartmann luggage business continues to be adversely affected by reduced travel in the U.S.

                            Brown-Forman Corporation
                        Consolidated Statements of Income
                 (Dollars in millions, except per share amounts)

                                       Three Months Ended
                                          October 31,
                                      2002           2003         Change

Net Sales                            $691.6         $725.2           5%
   Beverages                          517.9          544.6           5%
   Consumer Durables                  173.7          180.6           4%

Gross Profit                         $338.8         $364.8           8%
   Beverages                          253.7          279.7          10%
   Consumer Durables                   85.1           85.1           0%

Advertising Expenses                  $86.4          $95.0          10%
   Beverages                           62.2           72.1          16%
   Consumer Durables                   24.2           22.9          (5%)

Selling, General, and
   Administrative Expenses           $123.4         $132.4           7%
   Beverages                           82.2           90.8          10%
   Consumer Durables                   41.2           41.6           1%

Other Expense (Income), net            $4.5          $(1.4)
   Beverages                            3.8           (3.1)
   Consumer Durables                    0.7            1.7

Operating Income                     $124.5         $138.8          11%
   Beverages                          105.5          119.8          14%
   Consumer Durables                   19.0           19.0           0%

     Interest Expense, net              0.7            5.1

Income Before Income Taxes           $123.8         $133.7           8%

     Taxes on Income                   42.7           45.5

Net Income                            $81.1          $88.2           9%

Earnings Per Share
   - Basic                            $1.18           $1.45         23%
   - Diluted                          $1.18           $1.45         23%


Note: Other Expense (Income), net, includes results for joint ventures and unconsolidated affiliates, bad debt expense, and miscellaneous income and expense items not included in other captions.

                            Brown-Forman Corporation
                        Consolidated Statements of Income
                 (Dollars in millions, except per share amounts)

                                        Six Months Ended
                                          October 31,
                                      2002           2003         Change

Net Sales                          $1,171.1       $1,257.8           7%
   Beverages                          878.0          968.3          10%
   Consumer Durables                  293.1          289.5          (1%)

Gross Profit                         $586.2         $637.1           9%
   Beverages                          445.2          501.9          13%
   Consumer Durables                  141.0          135.2          (4%)

Advertising Expenses                 $164.7         $172.5           5%
   Beverages                          119.9          128.7           7%
   Consumer Durables                   44.8           43.8          (2%)

Selling, General, and
   Administrative Expenses           $237.6         $262.5          10%
   Beverages                          157.5          181.0          15%
   Consumer Durables                   80.1           81.5           2%

Other Expense (Income), net            $3.3          $11.2
   Beverages                            0.6            8.3
   Consumer Durables                    2.7            2.9

Operating Income                     $180.6         $190.9           6%
   Beverages                          167.2          183.9          10%
   Consumer Durables                   13.4            7.0         (47%)

     Interest Expense, net              1.8           10.0

Income Before Income Taxes           $178.8         $180.9           1%

     Taxes on Income                   61.7           61.5

Net Income                           $117.1         $119.4           2%

Earnings Per Share
   - Basic                            $1.71           $1.97         15%
   - Diluted                          $1.71           $1.96         15%


Note: Other Expense (Income), net, includes results for joint ventures and unconsolidated affiliates, bad debt expense, and miscellaneous income and expense items not included in other captions. The 2003 amount includes the impact of settling a lawsuit with Diageo.

                            Brown-Forman Corporation
                      Condensed Consolidated Balance Sheets
                 (Dollars in millions, except per share amounts)

                                                  April 30,          October 31,
                                                    2003                2003
Assets:
Cash and cash equivalents                        $   72.0              $   74.5
Accounts receivable, net                            324.6                 431.2
Inventories                                         584.6                 625.8
Other current assets                                 85.9                  85.5
     Total current assets                         1,067.1               1,217.0

Property, plant, and equipment, net                 506.1                 511.1
Trademarks and brand names                          235.0                 237.9
Goodwill                                            311.0                 315.5
Other assets                                        144.4                 148.2
     Total assets                                $2,263.6              $2,429.7

Liabilities:
Commercial paper                                 $  167.1              $  193.8
Accounts payable and accrued expenses               297.2                 334.0
Accrued taxes on income                              43.4                  58.2
Current portion of long-term debt                    40.1                  35.7
     Total current liabilities                      547.8                 621.7

Long-term debt                                      628.7                 629.2
Deferred income taxes                                77.8                  73.7
Accrued postretirement benefits                     142.7                 147.7
Other liabilities                                    26.4                  28.5
     Total liabilities                            1,423.4               1,500.8

Stockholders' equity                                840.2                 928.9

Total liabilities and stockholders' equity       $2,263.6              $2,429.7

                            Brown-Forman Corporation
                            Supplemental Information
                              (Dollars in millions)


                                                        Three Months Ended
                                                            October 31,
                                                    2002                  2003

Depreciation and amortization                      $13.9                 $14.3

Excise taxes                                       $90.8                 $98.1

Additions to property, plant, and equipment        $21.2                 $14.6

Effective tax rate                                  34.5%                 34.0%

Shares (in thousands) used in the
calculation of earnings per share
   - Basic                                         68,406                60,658
   - Diluted                                       68,592                60,921



                                                         Six Months Ended
                                                            October 31,
                                                    2002                  2003

Depreciation and amortization                      $27.7                 $27.4

Excise taxes                                      $145.9                $169.9

Additions to property, plant, and equipment        $36.2                 $29.1

Effective tax rate                                  34.5%                 34.0%

Shares (in thousands) used in the
calculation of earnings per share
   - Basic                                         68,391                60,633
   - Diluted                                       68,592                60,887



These figures have been prepared in accordance with the company's customary accounting practices.